Exhibit 5.1

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

May 17, 2024

Church & Dwight Co., Inc.

500 Charles Ewing Boulevard

Ewing, New Jersey 08628

Ladies and Gentlemen:

We have acted as special counsel to Church & Dwight Co., Inc., a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of:

1.

debt securities of the Company, which may be senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”);

2.	shares of common stock, $1.00 par value per share, of the Company (the “Common Stock”); and

3.	shares of preferred stock, $1.00 par value per share, of the Company (the “Preferred Stock”).

The Debt Securities, the Common Stock and the Preferred Stock are collectively referred to herein as the “Securities” and each, a “Security.”

We have examined: (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement (the “Prospectus”); (iii) the by-laws of the Company as amended and restated and currently in effect; (iv) the Certificate of Incorporation of the Company, as amended and restated and as amended and currently in effect; (v) the form of indenture for the Senior Debt Securities (the “Senior Indenture”) to be entered into between the Company and a trustee (the “Trustee”) and filed as an exhibit to the Registration Statement; (vi) the form of indenture for the Subordinated Debt Securities (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), to be entered into between the Company and the Trustee and filed as an exhibit to the Registration Statement; and (vii) such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with this opinion, we have assumed that:

1.	the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indentures;

2.

prior to the delivery of any Security, the Board of Directors of the Company (the “Board”) shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded;

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May 17, 2024

3.	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded;

4.	a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

5.	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

6.	a definitive purchase, underwriting or similar agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

7.	there shall be no change in law affecting the validity of any of the Securities (between the date hereof and the date of issuance and sale of such Securities); and

8.	all parties to agreements involving the issuance or sale of the Securities will perform their obligations thereunder in compliance with the terms of such documents.

Based upon and subject to the foregoing, we are of the opinion that:

1.

With respect to the Debt Securities, when (i) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance of the Debt Securities, the terms of the offering thereof and related matters; and (iii) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, and upon payment of the consideration therefor or provided for therein, then the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

2.

With respect to the Common Stock, when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance and sale of the Common Stock, the terms of the offering thereof and related matters, (ii) such shares of Common Stock have been issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly constituted

May 17, 2024

and acting committee thereof) and (iii) the Company has received payment of the cash or other lawful consideration provided to be paid for the Common Stock, which consideration shall not be less than the par value thereof, such shares of Common Stock will be legally issued, fully paid and non-assessable.

3.

With respect to the Preferred Stock, when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the designation of the relative rights, preferences and limitations of any series of Preferred Stock, (ii) a Certificate of Designations relating to such series of Preferred Stock has been properly filed with the Secretary of State of the State of Delaware, (iii) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance and sale of such shares of Preferred Stock, the terms of the offering thereof and related matters, (iv) such shares of Preferred Stock have been issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly constituted and acting committee thereof) and (v) the Company has received payment of the cash or other lawful consideration provided to be paid for the Preferred Stock, which consideration shall not be less than the par value thereof, such shares of Preferred Stock will be legally issued, fully paid and non-assessable.

The opinions expressed herein are qualified in the following respects:

1.

We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

2.	This opinion is limited in all respects to the laws of the State of New York and the Delaware General Corporation Law.

3.	Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters.

4.

Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the references to this firm under the caption “Validity of Securities” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such

May 17, 2024

consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Proskauer Rose LLP